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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 1, 1997

                        Transworld Home HealthCare, Inc.
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             (Exact name of Registrant as specified in its charter)


                                    New York
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                 (State or other jurisdiction of incorporation)



         1-11570                                         13-3098275
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(Commission File Number)                    (I.R.S. Employer Identification No.)


            75 Terminal Avenue, Clark, New Jersey                  07066
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           (Address of principal executive offices)              (Zip Code)


        Registrant's telephone number, including area code (908) 340-1144


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         (Former name or former address, if changed since last report.)




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ITEM 5.  OTHER EVENTS


         Transworld Home HealthCare, Inc. (the "Company") and Hyperion TW Fund L.P. (the "Fund"), an affiliate of Hyperion Partners II L.P. ("HPII") have entered into a Stock Purchase Agreement pursuant to which the Fund will purchase at closing 4,116,456 shares of the Company's common stock (the "Common Stock") at a purchase price of $9.875 per share. Closing of the transaction is subject to, among other things, certain approvals from the Company's lenders under its senior secured revolving credit facility. At closing, the Company and the Fund will enter into a registration rights agreement containing substantially the same terms and conditions as those contained in the existing registration rights agreement with HPII.

         In addition, the Company and HPII have entered into a Stock Purchase Agreement pursuant to which HPII will purchase at closing 1,234,176 shares of the Common Stock at a purchase price of $9.875 per share in exchange for the assignment to the Company of certain trade payables of Health Management, Inc. previously acquired by HPII. Closing of the transaction is subject to, among other things, certain approvals from the Company's lenders under its senior secured revolving credit facility and approval of the Company's shareholders. The shares of Common Stock issued pursuant to this agreement are subject to the existing registration rights agreement between the Company and HPII.



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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


         (a)      Exhibits.


                  1. Stock Purchase Agreement between the Company and HPII dated as of March 26, 1997.

                  2. Stock Purchase Agreement between the Company and the Fund dated as of March 26, 1997.



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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Transworld Home HealthCare, Inc.
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                                                       (Registrant)


Date:  April 16, 1997                       By: /s/ Wayne A. Palladino
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                                                  Wayne A. Palladino
                                                  Senior Vice President and
                                                  Chief Financial Officer



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